Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Wendell York, VP – IR, Corporate Development & Treasury

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

AND CONFERENCE CALL

Houston, March 21, 2022 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-K for the period ending December 31, 2021 on March 21, 2022. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on Friday, March 25, 2022.

Brian Moore, Chief Executive Officer, commented, “In March 2021, we initiated a significant transformation effort which has positioned the Company to now build on a simplified business model which is delivering improved margins and returns through operational efficiencies and G&A cost controls, accompanied by increased pricing and utilization associated with higher activity levels. Our results for the fourth quarter reflect our focus on a more disciplined approach, both operationally and financially. Our well established, high quality products and services delivered from key locations positioned in our target markets continue to be attractive to our customers. We remain committed not only to the performance our people and equipment are known for delivering, but also to adding value for stakeholders.”

Mike McGovern, Executive Chairman of the Board, added “Superior is well positioned to take advantage of the commodity price increases you’re seeing in the market today. The Company emerged from bankruptcy without any debt, significant cash, and is generating free cash flow putting it in position to be a value-adding participant in the oilfield service sector. Our growing cash balance and industry leading brands provide the Company optionality to participate in further sector consolidation.”

Moore further commented, “Demand is high and increasing for our less labor-intensive rental businesses, especially premium drill pipe and bottom hole drill assembly accessories, where we benefit from significant capacity accumulated through consistent investments over time. The availability of tools to the market is expected to be tested and we will continue to invest the majority of our 2022 capital spending into these businesses. Following our disciplined approach, our businesses will remain primarily focused on markets and geographies with a proven track record of success through the cycles.”

Fourth Quarter 2021 Results

The Company reported a loss from operations of $41.3 million for the fourth quarter of 2021 on revenue of $198.4 million. This compares to a loss from operations of $44.0 million for the third quarter of 2021 on revenues of $178.6 million. In the fourth quarter of 2020, the Company reported a loss from operations of $36.5 million on revenues of $145.5 million.

The Company’s Adjusted EBITDA (a non-GAAP measure) was $40.1 million for the quarter, an increase compared to $31.4 million in third quarter 2021. Refer to page 10 for a Reconciliation of Adjusted EBITDA to GAAP results.

The valuation process under fresh start accounting caused certain fully depreciated assets to be assigned an estimated fair value of $197.5 million and remaining useful life of less than 36 months. Depreciation expense for the full year was $214.0 million. Depreciation expense for the years ended December 31, 2022 and 2023 is expected to be approximately $86.8 million and $57.8 million, respectively.

Full Year 2021 Results

For the year ended December 31, 2021, the Company’s loss from operations was $155.1 million, on revenue of $694.7 million as compared with loss from operations of $133.3 million on revenue of $667.2 million for the year ended December 31, 2020. The Company’s Adjusted EBITDA (a non-GAAP measure) for the full year was $126.2 million. Refer to page 10 for a Reconciliation of Adjusted EBITDA to GAAP results.

Fourth Quarter 2021 Geographic Breakdown

U.S. land revenue was $34.5 million in the fourth quarter of 2021, an increase of 7% compared to revenue of $32.3 million in the third quarter of 2021. U.S. offshore revenue was $52.0 million in the fourth quarter of 2021, generally flat compared to revenue of $51.8 million in the third quarter of 2021. International revenue was $111.9 million in the fourth quarter of 2021, an increase of 18% compared to revenue of $94.6 million in the third quarter of 2021.

Segment Reporting

The Rentals segment revenue in the fourth quarter of 2021 was $82.8 million, a 9% increase from third quarter 2021 revenue of $76.2 million. The Well Services segment revenue in the fourth quarter of 2021 was $115.6 million, a 13% increase from the third quarter 2021 revenue of $102.4 million.

Discontinued Operations

The Company reported a net loss from discontinued operations for the fourth quarter of 2021 of $6.1 million on revenue of $5.3 million. This compares to a net loss from discontinued operations for the third quarter of 2021 of $5.2 million on revenue of $17.0 million.

At the end of the fourth quarter 2021, assets held for sale totaled $37.5 million, which includes approximately $23.5 million of assets relating to various real estate holdings across US basins that we expect to monetize in 2022.

Total cash proceeds received from the sale of non-core assets through December 31, 2021 are $98.3 million. Additionally, at December 31, 2021 the Company owned 4.1 million shares of Select Energy Services Class A common stock (NYSE: WTTR).

Liquidity

As of February 28, 2022, the Company had cash, cash equivalents, and restricted cash of approximately $427.8 million and the availability remaining under our ABL Credit Facility was approximately $79.8 million, assuming continued compliance with the covenants under our ABL Credit Facility.

As of February 28, 2022, the Company owned 3.1 million shares of Select Energy Services Class A common stock (NYSE: WTTR).

Conference Call Information

The Company will host a conference call on Friday, March 25, 2022 at 10:00 a.m. Eastern Time. To listen to the call via a live webcast, please visit Superior’s website at ir.superiorenergy.com and use access code 2473345. You may also listen to the call by dialing in at 1-877-800-3682 in the United States and Canada or 1-615-622-8047 for International calls and using access code 2473345. The call will be available for replay until April 18, 2022 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Wendell York at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measure

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA. Management uses Adjusted EBITDA internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes that this non-GAAP measure provides investors useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization and depletion, adjusted for reduction in value of assets and other charges, which management does not consider representative of our ongoing operations. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “—Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 10 through 12 of this press release.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, depreciation expense, liquidity, strategic alternatives (including dispositions and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of third party buyers, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2021 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021(1)	2020
Revenues	$198,436	$145,453	$178,583	$694,682	$667,249
Cost of revenues	124,844	90,118	126,071	452,025	408,131
Depreciation, depletion, amortization and accretion	61,603	26,879	59,208	228,217	115,771
General and administrative expenses	33,158	56,052	33,671	128,627	205,773
Restructuring expenses	2,419	4,787	4,712	24,222	47,055
Other expenses	17,714	—	(1,098)	16,726	—
Reduction in value of assets	—	4,165	—	—	23,775

Loss from operations	(41,302)	(36,548)	(43,981)	(155,135)	(133,256)
Other income (expense):
Interest income (expense), net	937	(17,727)	647	2,533	(92,426)
Reorganization items, net	—	—	—	335,560	(19,520)
Other expense	(629)	(23,940)	(6,224)	(9,233)	(9,229)

Income (loss) from continuing operations before income taxes	(40,994)	(78,215)	(49,558)	173,725	(254,431)
Income tax benefit (expense)	17,748	14,543	9,518	(26,705)	26,888

Net income (loss) from continuing operations	(23,246)	(63,672)	(40,040)	147,020	(227,543)
Loss from discontinued operations, net of income tax	(6,102)	(30,686)	(5,161)	(40,421)	(168,687)

Net income (loss)	$(29,348)	$(94,358)	$(45,201)	$106,599	$(396,230)

(1)

Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence which is a non-GAAP financial measure. For further information regarding the breakdown of results, see our Annual Report on Form 10-K for the twelve months ended December 31, 2021.

No earnings per share information is presented due to the change in reporting entity as a result of our emergence from bankruptcy in the first quarter of 2021.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	12/31/2021	12/31/2020
ASSETS
Current assets:
Cash and cash equivalents	$314,974	$188,006
Accounts receivable, net	182,432	158,516
Income taxes receivable	5,099	8,891
Prepaid expenses	15,861	31,793
Inventory	60,603	77,027
Other current assets	6,701	9,171
Investment in equity securities	25,735	—
Assets held for sale	37,528	242,104

Total current assets	648,933	715,508
Property, plant and equipment, net	356,274	408,107
Operating lease right-of-use assets	25,154	33,317
Goodwill	—	138,677
Notes receivable	60,588	72,129
Restricted cash	79,561	80,178
Intangible and other long-term assets, net	28,998	53,163

Total assets	$1,199,508	$1,501,079

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$43,080	$50,330
Accrued expenses	116,882	114,777
Liabilities held for sale	5,607	46,376

Total current liabilities	165,569	211,483
Decommissioning liabilities	190,380	134,436
Operating lease liabilities	19,193	29,464
Deferred income taxes	12,441	5,288
Other long-term liabilities	70,192	123,261

Total non-current liabilities	292,206	292,449
Liabilities Subject to Compromise	—	1,335,794

Total Liabilities	457,775	1,839,726
Total stockholders’ equity (deficit)	741,733	(338,647)

Total liabilities and stockholders’ equity	$1,199,508	$1,501,079

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve months ended
	December 31,
	2021(1)	2020
Cash flows from operating activities
Net income (loss)	$106,599	$(396,230)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, amortization and accretion	261,860	146,793
Reduction in value of assets	—	141,110
Reorganization items, net	(354,279)	18,087
Other non-cash items	48,645	29,057
Changes in operating assets and liabilities	1,442	63,400

Net cash from operating activities	64,267	2,217
Cash flows from investing activities
Payments for capital expenditures	(37,187)	(47,653)
Proceeds from sales of assets	98,280	50,039
Proceeds from sales of equity securities	4,099	—

Net cash from investing activities	65,192	2,386
Cash flows from financing activities
Other	(3,419)	(14,194)

Net cash from financing activities	(3,419)	(14,194)
Effect of exchange rate changes on cash	311	2,387

Net change in cash, cash equivalents and restricted cash	126,351	(7,204)
Cash, cash equivalents and restricted cash at beginning of period	268,184	275,388

Cash, cash equivalents and restricted cash at end of period	$394,535	$268,184

(1)

Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence which is a non-GAAP financial measure. A reconciliation for the full year 2021 consolidated cash flows presented above to the Successor and Predecessor periods can be found on page 12 of this document. For further information regarding the breakdown of results, see our Annual Report on Form 10-K for the twelve months ended December 31, 2021.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

REVENUE BY GEOGRAPHIC REGION BY SEGMENT

(in thousands, except per share data)

(unaudited)

	Three months ended
	December 31,		September 30,
	2021	2020	2021
U.S. land
Rentals	$29,907	$11,885	$25,627
Well Services	4,588	7,912	6,638

Total U.S. land	34,495	19,797	32,265

U.S. offshore
Rentals	27,356	25,285	28,997
Well Services	24,661	21,065	22,756

Total U.S. offshore	52,017	46,350	51,753

International
Rentals	25,530	21,638	21,593
Well Services	86,394	57,668	72,972

Total International	111,924	79,306	94,565

Total Revenues	$198,436	$145,453	$178,583

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31, 2021	September 30, 2021	December 31, 2021
Revenues
Rentals	$82,793	$76,217	$287,034
Well Services	115,643	102,366	407,648
Corporate and other	—	—	—

Total Revenues	$198,436	$178,583	$694,682

Income (Loss) from Operations
Rentals	$2,309	$(6,046)	$(13,147)
Well Services	(25,560)	(18,229)	(59,913)
Corporate and other	(18,051)	(19,706)	(82,075)

Total loss from Operations	$(41,302)	$(43,981)	$(155,135)

Adjusted EBITDA
Rentals	$44,179	$35,595	$144,775
Well Services	9,511	8,894	32,323
Corporate and other	(13,581)	(13,042)	(50,897)

Total Adjusted EBITDA	$40,109	$31,447	$126,201

We define EBITDA as income (loss) from continuing operations adjusted for the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of reorganization items and restructuring and other expenses, other income/expense and other adjustments.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31,	September 30,	December 31,
	2021	2021	2021
Net income (loss) from continuing operations	$(23,246)	$(40,040)	$147,020
Depreciation, depletion, amortization and accretion	61,603	59,208	228,217
Interest (income) expense, net	(937)	(647)	(2,533)
Income taxes	(17,748)	(9,518)	26,705
Reorganization items	—	—	(335,560)
Restructuring expenses	2,419	4,712	24,222
Other expenses (1)	17,714	(1,098)	16,726
Other (income) expense	629	6,224	9,233
Other adjustments (2)	(325)	12,606	12,171

Adjusted EBITDA	$40,109	$31,447	$126,201

We define EBITDA as income (loss) from continuing operations adjusted for the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of reorganization items and restructuring and other expenses, other income/expense and other adjustments.

(1)

Other expenses for the fourth quarter comprised $15.5 million related to our Wells Services segment, which includes approximately $11.7 million from exit activities related to SES Energy Services India Pvt. Ltd, and $2.2 million related to our Rentals segment. Other expenses primarily relate to charges recorded as part of our strategic disposal of low margin assets in line with our Transformation Project strategy and includes gains/losses on asset sales, as well as impairments primarily related to long-lived assets.

(2)

Other adjustments relate to costs associated with our Transformation Project which are included in cost of revenues in our condensed consolidated statements of operations. These costs primarily relate to shut down costs incurred at certain locations and include severance of personnel and the write-down of inventory.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT

(in thousands)

(unaudited)

	Three months ended December 31, 2021
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total
Loss from continuing operations	$2,309	$(25,560)	$(18,051)	$(41,302)
Depreciation, depletion, amortization and accretion	40,469	19,083	2,051	61,603
Restructuring expenses	—	—	2,419	2,419
Other expenses and adjustments (1) (2)	1,401	15,988	—	17,389

Adjusted EBITDA	$44,179	$9,511	$(13,581)	$40,109

	Three months ended September 30, 2021
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total
Loss from continuing operations	$(6,046)	$(18,229)	$(19,706)	$(43,981)
Depreciation, depletion, amortization and accretion	41,641	15,615	1,952	59,208
Restructuring expenses	—	—	4,712	4,712
Other expenses and adjustments (2)	—	11,508	—	11,508

Adjusted EBITDA	$35,595	$8,894	$(13,042)	$31,447

	Year ended December 31, 2021
		Well	Corporate	Consolidated
	Rentals	Services	and Other	Total
Loss from continuing operations	$(13,147)	$(59,913)	$(82,075)	$(155,135)
Depreciation, depletion, amortization and accretion	156,521	64,740	6,956	228,217
Restructuring expenses	—	—	24,222	24,222
Other expenses and adjustments (1) (2)	1,401	27,496	—	28,897

Adjusted EBITDA	$144,775	$32,323	$(50,897)	$126,201

We define EBITDA as income (loss) from continuing operations adjusted for the impact of depreciation, depletion, amortization and accretion, interest and income taxes. Additionally, our definition of Adjusted EBITDA adjusts for the impact of reorganization items and restructuring and other expenses, other income/expense and other adjustments.

(1)

Other expenses for the fourth quarter comprised $15.5 million related to our Wells Services segment, which includes approximately $11.7 million from exit activities related to SES Energy Services India Pvt. Ltd, and $2.2 million related to our Rentals segment. Other expenses primarily relate to charges recorded as part of our strategic disposal of low margin assets in line with our Transformation Project strategy and includes gains/losses on asset sales, as well as impairments primarily related to long-lived assets.

(2)

Other adjustments relate to costs associated with our Transformation Project which are included in cost of revenues in our condensed consolidated statements of operations. These costs primarily relate to shut down costs incurred at certain locations and include severance of personnel and the write-down of inventory.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF CONSOLIDATED STATEMENTS OF CASH FLOWS TO PREDECESSOR AND SUCCESSOR PERIODS

(in thousands)

(unaudited)

	Successor	Predecessor	Combined
	For the Period February 3, 2021 through December 31, 2021	For the Period January 1, 2021 through February 2, 2021	Year Ended December 31, 2021(1)
Cash flows from operating activities
Net income (loss)	$(162,178)	$268,777	$106,599
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, amortization and accretion	251,361	10,499	261,860
Reduction in value of assets	—	—	—
Reorganization items, net	—	(354,279)	(354,279)
Other non-cash items	(7,477)	56,122	48,645
Changes in operating assets and liabilities	(22,822)	24,264	1,442

Net cash from operating activities	58,884	5,383	64,267
Cash flows from investing activities
Payments for capital expenditures	(34,152)	(3,035)	(37,187)
Proceeds from sales of assets	97,505	775	98,280
Proceeds from sales of equity securities	4,099	—	4,099

Net cash from investing activities	67,452	(2,260)	65,192
Cash flows from financing activities
Other	(1,499)	(1,920)	(3,419)

Net cash from financing activities	(1,499)	(1,920)	(3,419)
Effect of exchange rate changes on cash	—	311	311

Net change in cash, cash equivalents and restricted cash	124,837	1,514	126,351
Cash, cash equivalents and restricted cash at beginning of period	269,698	268,184	268,184

Cash, cash equivalents and restricted cash at end of period	$394,535	$269,698	$394,535

(1)

Combines results from Predecessor periods prior to our emergence from bankruptcy on February 2, 2021 and Successor periods subsequent to emergence which is a non-GAAP financial measure. For further information regarding the breakdown of results, see our Annual Report on Form 10-K for the twelve months ended December 31, 2021.